THE SECURITIES EVIDENCED BY OR ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.


                             BLUE RHINO CORPORATION

                         ------------------------------

                          COMMON STOCK PURCHASE WARRANT

                         ------------------------------


                                                                 Warrant No. ___
                                                       Dated as of June 15, 2001


         1. Grant. For consideration of $100.00 and other value received, BLUE RHINO CORPORATION, a Delaware corporation (the "Corporation"), hereby grants to ALLIED CAPITAL CORPORATION or its assigns or transferees (the "Holder"), at the exercise price set forth in Section 3 below, the right to purchase 1,372,071 shares (the "Warrant Shares") of Common Stock, subject to adjustment from time to time as hereinafter set forth. This Warrant is issued at Closing under an investment agreement dated as of the date hereof (the "Investment Agreement") by and among the Corporation, the Holder and certain other parties thereto. Capitalized terms used herein, but not elsewhere defined herein or in the Investment Agreement, have the meanings set forth in Schedule 1.

         2. Exercise Period. The right to exercise this Warrant, in whole or in part, begins on the date hereof. The right to exercise this Warrant expires on the later of (i) the tenth anniversary of the date hereof and (ii) the date five years after payment of all amounts due under the Debentures (the "Expiration Date").

         3. Exercise Price. The exercise price per share of this Warrant is equal to $3.8685, subject to adjustment from time to time as hereinafter set forth (the "Exercise Price").

         4. Anti-Dilution Adjustment.

                  (a) Dilutive Transactions. Each time the Corporation enters into a Dilutive Transaction, the Exercise Price will be reduced, concurrently with such Dilutive Transaction, to the Price Per Share at which such Dilutive Transaction has occurred.

                  (b) Readjustment.

                           (i) Expiration of Option or Right to Subscribe For or Purchase. If any option or right issued in connection with a Dilutive Transaction expires without having been exercised prior to the exercise by the Holder of its rights hereunder, the Exercise Price then in effect hereunder shall forthwith be readjusted to such higher amount as would have been in effect had the option or right never been issued.

                           (ii) Expiration of Right to Convert or Exchange. If any right to convert or exchange any Common Stock Equivalent issued in connection with a Dilutive Transaction expires without having been exercised prior to the exercise by Holder of its rights hereunder, the Exercise Price then in effect hereunder shall forthwith be readjusted to such higher amount as would have been in effect had the Common Stock Equivalent never been issued.

         5. Other Adjustments.

                  (a) Adjustment for Change in Common Stock.

                           (i) If the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an "Adjustment Event"), the number of Warrant Shares issuable hereunder immediately prior to such action shall be proportionately adjusted so that the Holder will receive upon exercise, the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if the Holder had exercised this Warrant immediately prior to such Adjustment Event, and the Exercise Price in effect hereunder immediately prior to such action shall be proportionately adjusted so that the Holder shall pay upon exercise, the aggregate amount which it would have paid if the Holder had exercised this Warrant immediately prior to such Adjustment Event.



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

                           (ii) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                           (iii) The adjustment shall be made successively whenever any Adjustment Event occurs.

                  (b) Adjustment for Reorganization. If the Corporation consolidates or merges with or into another Person, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a "Reorganization"), there shall thereafter be deliverable, upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.

         6. Participation in Dividends, Distributions, Repurchases or Redemptions. If the Corporation declares any dividend or makes any distribution, in each case, that is not in shares of Common Stock or Common Stock Equivalents, or repurchases or redeems any of its Capital Stock (other than from officers, employees and directors of the Corporation (or their estates) upon the termination of employment of any such Person or from service providers pursuant to equity incentive agreement or arrangements upon termination of their services to the Corporation or pursuant to agreements entered into to evidence grants or awards or other compensation under a stock option plan), the Corporation will pay the Holder the declared dividend, or offer to include the Holder in such distribution, repurchase or redemption, as if the Holder had exercised this Warrant immediately prior to such event (or any record date with respect thereto). If the Holder elects to participate in a repurchase or redemption, this Warrant shall be modified (as of the date of such event) so that the Holder shall be entitled to receive, upon exercise, the number of Warrant Shares issuable hereunder less the number of Warrant Shares redeemed or repurchased.

         7. Prior Notice as to Certain Events.

                  (a) Dividends, Distributions, Subscription Rights. If the Corporation (i) pays any dividend, or makes any distribution, or repurchases or redeems any of its Capital Stock, or (ii) offers any subscription rights pro rata to the holders of its capital stock any additional shares of stock of any class or any other rights, then at least 15 days prior to the record date for such action, the Corporation will send written notice (by first class mail, postage prepaid, addressed to the Holder at its address shown on the books of the Corporation) of the dates on which (A) the Corporation will close its books or take a record for such action, (B) such action will occur and (C) the holders of Capital Stock of record will participate in such action.

                  (b) Reorganizations. If the Corporation (i) enters into any Reorganization or reclassification of its capital stock, or (ii) is the subject of a voluntary or involuntary dissolution,



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

liquidation or winding up of the Corporation, then at least 15 days prior to such action, the Corporation will send written notice (by first class mail, postage prepaid, addressed to the Holder at its address shown on the books of the Corporation) of the dates on which (A) the Corporation will close its books or take a record for such action, (B) such action will occur and (C) the holders of Capital Stock of record may exchange their Capital Stock for securities or other property deliverable upon such action.

                  (c) Certificate as to Adjustments. In each case of any adjustment or readjustment in the number of shares issuable upon exercise of this Warrant, the Corporation at its expense will promptly provide notice to the Holder stating the number of shares of Common Stock then issuable upon exercise of this Warrant and the applicable Exercise Price after such adjustment, showing how such amounts were calculated.

         8. Reservation of Common Stock. The Corporation will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation as will be sufficient to permit the exercise in full of this Warrant. Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than restrictions imposed by applicable securities laws) and free and clear of all preemptive rights.

         9. No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to (a) any voting rights, or (b) other rights as a stockholder of the Corporation not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

         10. Exercise Procedure.

                  (a) To exercise this Warrant, the Holder must deliver to the principal office of the Corporation (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit "A" attached hereto, and the Exercise Price. The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in legal tender, (ii) by bank cashier's or certified check, (iii) by wire transfer to an account designated by the Corporation, or (iv) in accordance with Section 11. Upon exercise, the Corporation, at its sole expense (including the payment of any documentary, stamp, issue or transfer taxes), will issue and deliver to Holder, within 10 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder. The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder exercises this Warrant.

                           (b) The Corporation shall pay any and all
documentary, stamp, or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.



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

                           (c) In the event this Warrant is partially exercised,
the Corporation shall forthwith issue and deliver to the Holder a new Warrant of like tenor to purchase that number of shares with respect to which such partial exercise did not apply.

         11. Cashless Payment.

                  (a) Right to Convert. In lieu of paying the applicable Exercise Price by legal tender, check, or wire transfer, the Holder may elect to receive, upon exercise of this Warrant, that number of Warrant Shares equal to the quotient obtained by dividing:

                            [(A-B)(X)] by (A), where:

                  A        =        the Conversion Value (as defined below) of a
                                    share of Common Stock on the date of
                                    exercise;

                  B        =        the Exercise Price for a share of Common
                                    Stock;

                  X        =        the number of Warrant Shares (equal to or
                                    less than the number of Warrant Shares then issuable hereunder) as to which this Warrant is being exercised.

                  (b) Conversion Value. For purposes of this Section 11 only, the Conversion Value of a share of Common Stock means:

                           (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System maintained by the National Association of Securities Dealers, Inc., -- the average of last reported sale price of the Common Stock for the five trading days prior to the date of exercise of this Warrant (or the average closing bid and asked prices for each such day if no such sale is made on such day);

                           (ii) if clause (i) does not apply, and if the prices are reported by the National Quotation Bureau, Inc., -- the average of the means of the last reported bid and asked prices reported for the five trading days prior to the date of exercise of this Warrant; and

                           (iii) in all other cases -- the per share value as determined by the board of directors in good faith.

         12. Sale of Warrant or Warrant Shares. Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant has been registered under the Act or under the securities laws of any state. The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws. Neither this Warrant nor any of the Warrant Shares (when issued) may be sold,



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

assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted: (i) by any shareholders agreement then in effect, (ii) by any effective registration statement under the Act and by registration or qualification under the securities laws of any state in question, or (iii) with an opinion of counsel reasonably satisfactory to the Corporation stating that such registration under the Act and registration or qualification under the securities laws of any state is not required. Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legends:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

         13. Transfer. The Corporation will register this Warrant on its books and keep such books at its offices. To effect a transfer permitted by Section 12 hereof, the Holder must present (either in person, or by duly authorized attorney) written notice substantially in the form of Exhibit "B" attached hereto. To prevent a transfer in violation of Section 12, the Corporation may issue appropriate stop orders to its transfer agent.

         14. Replacement of Warrant. If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Corporation (at the request and expense of the Holder) will issue a replacement warrant or certificates upon reasonably satisfactory indemnification of the Corporation by the Holder (if required by the Corporation).

         15. Investors' Rights Agreement. The Holder shall have certain rights in regard to this Warrant or Warrant Shares issued hereunder as set forth in an Investors' Rights Agreement, as amended, by and among the Corporation, the Holder and certain of its shareholders, whether or not such Holder has agreed to become a party thereto.

         16. Governing Law. The laws of the State of Maryland (other than its conflict of law rules) govern this Warrant.



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

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed on its behalf, in its corporate name, by its President, and its corporate seal to be hereunto affixed and the said seal to be attested by its Secretary, as of the date first written above.

                                           BLUE RHINO CORPORATION
                                           a Delaware corporation



Attest:/s/ Mark Castaneda                  By:/s/ Billy Prim              [Seal]
       ---------------------------            ----------------------------
         Mark Castaneda,                         Billy Prim,
         Secretary                               President



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

                                    EXHIBIT A

                            IRREVOCABLE SUBSCRIPTION

To:      Blue Rhino Corporation

         The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Common Stock, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

         ------------------------------
         (Name)

         ------------------------------
         (Address)

         ------------------------------
         (Taxpayer Number)

         and delivered to:

         ------------------------------
         (Name)

         ------------------------------
         (Address)

[ ] PAYMENT EXERCISE: The aggregate Exercise Price of $____ per share is enclosed.

         or

[ ] CASHLESS EXERCISE: In lieu of payment of the aggregate Exercise Price hereof, the attached Warrant is being exercised in accordance with
         Section 11 of the attached Warrant.

         Date:_______________

         Signed:  ________________________________________
                           (Name of Holder, Please Print)

                  ________________________________________
                  (Address)

                  ________________________________________
                  (Signature)

                                    EXHIBIT B

                                   ASSIGNMENT


         For value received, the undersigned hereby sells, assigns and transfers unto:

         -------------------------------
         (Name)

         -------------------------------
         (Address)

         the attached Warrant, together with all right, title and interest therein to purchase [__] shares of the Common Stock, and does hereby irrevocably appoint _______________________ as attorney-in-fact to transfer said Warrant on the books of Blue Rhino Corporation, with full power of substitution in the premises.

         Done this ______ day of ____________ 20____.




                                                ------------------------------
                                                         (Signature)

                                                ------------------------------
                                                       (Name and title)

                                                ------------------------------

                                                ------------------------------
                                                          (Address)


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

                                   SCHEDULE 1

"COMMON STOCK EQUIVALENT" means any security of the Corporation that is directly or indirectly convertible, exercisable, or exchangeable into Common Stock at any time.

"CONSIDERATION" means:

                  (i) if the Corporation issues Common Stock, -- the gross proceeds received by the Corporation;

                  (ii) if the Corporation issues Common Stock Equivalents, -- the gross proceeds received by the Corporation, plus the minimum aggregate amount of gross proceeds, if any, payable to the Corporation upon exchange or conversion;

                  (iii) if the Corporation issues options or rights to subscribe for or to purchase Common Stock or any Common Stock Equivalents, -- the gross proceeds, if any, received by the Corporation, plus the minimum aggregate amount of gross proceeds, if any, payable to the Corporation upon exercise;

                  (iv) if the Corporation issues a combination of securities consisting of Common Stock or Common Stock Equivalents and other securities of the Corporation, and if the amount of gross proceeds allocable to the Common Stock or Common Stock Equivalents is not determinable on its face at the time of such issuance, -- the portion of gross proceeds received by the Corporation allocable to the Common Stock or Common Stock Equivalents, as determined in good faith by the Corporation's Board of Directors; and

                  (v) if the Corporation receives any non-cash consideration, -- the fair value of the non-cash consideration, as determined in good faith by the Corporation's Board of Directors.

"DILUTIVE TRANSACTION" means any transaction (other than Exempt Transactions) where the Corporation does any of the following, based on a Per Share Price which is less than the Exercise Price then in effect:

                  (i) issues or sells any Common Stock or any Common Stock Equivalents;

                  (ii) issues or sells any options, warrants or other rights to purchase or otherwise acquire any Common Stock or any Common Stock Equivalent; or

                  (iii) decreases the subscription, exercise, conversion or exchange price of the securities described in (i) or (ii).

"EMPLOYEE OPTIONS" means options to purchase shares of Common Stock at a price not less than Fair Market Value issued by the Corporation pursuant to a stock option plan, stock purchase plan, management incentive plan, consulting agreement or other contractor arrangement approved by the Board of Directors of the Corporation to employees or officers of, consultants or distributors to, contractors with, members of the Board of



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

         Directors of the Corporation or other persons performing services for or on behalf of the Corporation, in connection with or as compensation for the performance of services to the Corporation.

"EMPLOYEE OPTION SHARES" means shares of Common Stock into which Employee Options are exercisable.

"EXEMPT TRANSACTION" means any transaction where the Corporation:

                  (i) issues any Common Stock upon conversion or exercise of securities outstanding issued or committed to issue as of the date hereof;

                  (ii) issues Employee Options to acquire up to 3,500,000 Employee Option Shares;

                  (iii) issues any Common Stock upon exercise of this Warrant;

                  (iv) issues any Common Stock or Common Stock Equivalents as an inducement to lenders of the Corporation to advance sums or otherwise to make financial accommodations, or as compensation to lenders for advancing sums or otherwise making financial accommodations to the Corporation or one or more of its Subsidiaries, to the extent such issuance is approved by the Board of Directors of the Corporation;

                  (v) issues Common Stock or Common Stock Equivalents as compensation to vendors or lessors of the Corporation in connection with, or as an inducement to vendors or lessors of the Corporation to enter into, agreements with the Company and not as part of an offering of the Corporation's securities, to the extent such issuance is approved by the Board of Directors of the Corporation;

                  (vi) issues Common Stock or Common Stock Equivalents in consideration of the acquisition by the Corporation of the assets, capital stock or other equity interests of, or in connection with a joint venture with, another entity, to the extent such issuance is approved by the Board of Directors of the Corporation;

                  (vii) issues Common Stock or Common Stock Equivalents pursuant to stock split, stock dividend or reclassification or similar organic change involving the Corporation's capital stock;

         provided that the aggregate number of shares of Common Stock issued or issuable pursuant to clauses (iv), (v) and (vi) shall not exceed 548,828.

"FAIR MARKET VALUE" of a share of Common Stock means:

                  (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market maintained by the National Association of Securities Dealers, Inc., -- the last reported sale price of the share of Common Stock on the last trading day prior to the Dilutive Transaction or Exempt Transaction (or the average closing bid and asked prices for such day if no such sale is made on such day);

                  (ii) if clause (i) does not apply, and if the prices are reported by the National Quotation Bureau, Inc., -- the mean of the last reported bid and asked prices reported on the last trading day prior to the Dilutive Transaction or Exempt Transaction;

                  (iii) if clauses (i) and (ii) do not apply, and if the transaction involves the sale by the Corporation of securities to unaffiliated third parties (utilizing the services of an investment banker acceptable to Holder), -- the applicable per share price; and

                  (iv) in all other cases -- as determined in good faith by the Board of Directors of the Corporation.

"PER SHARE PRICE" means the total Consideration for each share of Common Stock or Common Stock Equivalent issued or issuable by the Corporation in connection with a Dilutive Transaction.




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